UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 19, 2005
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 19, 2005, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into a senior unsecured line of credit among the Operating Partnership, the Company, JP Morgan Chase Bank, N.A. and Wachovia Bank, National Association (the “Line of Credit”). The Line of Credit commitment is for $125 million. Outstanding advances under the Line of Credit are due in full on March 15, 2006. The Line of Credit provides for interest only payments at LIBOR plus 62.5 basis points or at Prime, at the Operating Partnership’s election. The Company has fully and unconditionally guaranteed payment of borrowings under the Line of Credit. The Operating Partnership intends to use the Line of Credit for general business purposes, including interim financing of property acquisitions and closing costs. The description of the Line of Credit above is qualified in its entirety by reference to the Unsecured Term Loan Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1.	Unsecured Term Loan Agreement dated December 19, 2005 among the First Industrial, L.P., First industrial Realty Trust, Inc., JP Morgan Chase Bank, N.A. and Wachovia Bank, National Association

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Sr. Vice President, Controller, Treasurer and Asst. Secretary

Date: December 22, 2005